Exhibit 3.1

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF

Sysorex, Inc.

November 1, 2022

(Reverse Split)

The undersigned, being all of the members of the Board of Directors (the “Board”) of Sysorex, Inc., a Nevada corporation (the “Corporation”), do hereby consent that when all of the undersigned have executed this Written Consent of the Board of Directors (this “Consent”) or a counterpart thereof, such of which counterparts when taken together shall constitute one and the same Consent, the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Board at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, the Board has approved a reverse stock split of the common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) ranging in ratio between 1 for 500 and 1 for 1,000, with one share of Common Stock being issued for a range of between each 500 and each 1,000 shares of Common Stock issued and outstanding, with such final ratio to be determined by the Board following approval thereof by the shareholders of the Corporation, with any fractional shares of Common Stock resulting therefrom being rounded up to the nearest whole share of Common Stock (the “Reverse Split”), and to amend the Articles of Incorporation of the Corporation to effect the Reverse Split; and

WHEREAS, the shareholders of the Corporation have approved the Reverse Split and have granted to the Board the power to determine the final ratio for the Reverse Split;

NOW THEREFORE, BE IT RESOLVED, that the ratio for the Reverse Split is hereby set to be 1,000 for 1, with one share of Common Stock being issued for each 1,000 shares of Common Stock issued and outstanding, with any fractional shares of Common Stock resulting therefrom being rounded up to the nearest whole share of Common Stock; and be it

FURTHER RESOLVED, that the form and terms of the Articles of Amendment to the Articles of Incorporation of the Corporation to effect the Reverse Split, in the form as attached hereto as Exhibit A (the “Articles Amendment”) is hereby authorized, approved and ratified in all respects; and be it

FURTHER RESOLVED, that officers of the Corporation shall cause the Reverse Split and the Articles Amendment to be filed with the Financial Industry Regulatory Authority (“FINRA”) and that the effectiveness of the Reverse Split shall be upon the approval and effectuation of the Reverse Split and the Articles Amendment by FINRA; and be it

FURTHER RESOLVED, that the record date for shareholders entitled to participate in the Reverse Split shall be the market effective date as established by FINRA; and be it

FURTHER RESOLVED, that, upon the approval of the Reverse Split and the Articles Amendments by FINRA, to the extent applicable, and subject thereto, the proper officers of the Corporation be and hereby are authorized and directed to execute and file on the Corporation’s behalf the Articles Amendments with the Secretary of State of Nevada with such effective date as the Chief Executive Officer of the Corporation deems appropriate; and be it

FURTHER RESOLVED, that, if and when filed and effective, a copy of the Articles Amendment, certified by the Secretary of State of the State of Nevada as being a true and correct copy of such Articles Amendment as filed with such Secretary, shall be filed in the minute book of the Corporation; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

FURTHER RESOLVED, that each of the proper officers of the Corporation is authorized and directed, in the name and on behalf of the Corporation, to take or cause to be taken any and all such further actions and to prepare, execute and deliver or cause to be prepared, executed and delivered all such further agreements, documents, certificates and undertakings, and to incur all such fees and expenses, as in his judgment shall be necessary, appropriate or advisable to carry out and effectuate the purpose and intent of any and all of the foregoing resolutions; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

FURTHER RESOLVED, that the Board hereby adopts, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting with the minutes of the meeting at which these resolutions were adopted copies of such resolutions, which will thereupon be deemed to be adopted by the Board with the same force and effect as if originally set forth herein; and be it

FURTHER RESOLVED, that this Consent may be executed in one or more counterparts, and via electronic or other signatures, all of which shall together constitute one and the same instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date first written above.

By:	/s/ Zaman Khan
Name:	Zaman Khan

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg

Exhibit A

Articles of Amendment to the Articles of Incorporation

(Attached)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Sysorex, Inc.

Entity or Nevada Business Identification Number (NVID): NV20181508989

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 82.55%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ______

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other.

The articles have been amended as follows: (provide article numbers, if available)

A reverse split of the common stock as set forth on the attached.

(attach additional page(s) if necessary)

6. Signature: (Required)

X ______________________
Signature of Officer or Authorized Signer

Chief Executive Officer
Title

X ______________________
Signature of Officer or Authorized Signer

Secretary
Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Additional pages attached.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

Sysorex, Inc.

Sysorex, Inc., a Nevada corporation (the “Corporation”), hereby amends (“Articles of Amendment”) its Articles of Incorporation, as amended (“Articles”), as follows:

A.	Reverse Stock Split. Upon the Effective Time (as defined below) of these Articles of Amendment, each share of the Corporation’s common stock, par value $0.00001 per share (“Common Stock”) issued and outstanding at the Effective Time (collectively, the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified such that each 1,000 shares of the Common Stock shall become one share of the Common Stock, with any fractional shares of Common Stock resulting therefrom being rounded up to the nearest whole share of Common Stock (such reduction and resulting combination of shares is designated as the “Reverse Split”). Each certificate that immediately prior to the Effective Time represented shares of Pre-Split Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified, and changed, subject to the elimination of fractional interests in shares of Common Stock as described above.

B.	Authority to Amend. These Articles of Amendment were adopted by the unanimous consent of the Corporation’s Board of Directors on June 15, 2022 and duly approved by the Corporation’s shareholders on September 22, 2022 as required by law and the Corporation’s Articles. The number of votes cast for the Articles of Amendment by the shareholders was sufficient for approval.

C.	Effective Time. The foregoing amendments will become effective on filing with the Secretary of State of the State of Nevada (the “Effective Time”).

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of [              ], 2022.

Sysorex, Inc.

By:
Name:	Wayne Wasserberg
Title:	Chief Executive Officer